UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11958 Monarch Street, Garden Grove, CA	92841
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

New Credit Facility

On August 21, 2019 (the “Effective Date”), KushCo Holdings, Inc. (the “Company”) and its subsidiaries (collectively, the “Borrowers”) entered into a revolving credit facility (the “Credit Facility”) with Monroe Capital Management Advisors, LLC, as collateral agent and administrative agent (the “Agent”), and the various lenders party thereto (the “Financing Agreement”). The Financing Agreement provides for a total borrowing commitment of $35 million to be made in the form of revolving loans (the “Loans”). The Financing Agreement also includes an accordion feature that permits the Borrowers to increase the available revolving commitments under the Credit Facility by up to an additional $15 million, subject to satisfaction of certain conditions.

The proceeds of the Loans made under the Credit Facility will be used to refinance existing indebtedness of the Borrowers, for general working capital purposes of the Borrowers, and to pay transaction fees and expenses related to the Financing Agreement. The Borrowers made an initial draw on the Credit Facility of approximately $7.1 million on the Effective Date (the “Initial Loan”).

Under the terms of the Credit Facility, the Company is able to borrow under the Credit Facility in an amount not to exceed the lesser of: (i) $35 million; and (ii) the then current Borrowing Base (as such term is defined in the Financing Agreement), which borrowing availability could be reduced from time to time by certain usual and customary reserves and adjustments as determined by the Agent.

All amounts advanced under the Credit Facility will bear interest at a rate per annum equal to the sum of:

•	5.25% plus the greatest of: (a) 5.50%; (b) the Federal Funds Rate plus 0.50%; (c) the quotient of (i) the one month LIBOR rate, divided by (ii) the difference of 100 percent minus, for any lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System of the United States (or its successor) for determining reserve requirements of that lender; plus 1.00%; and (d) the Prime Rate; or

•	8.50% plus the greater of (a) the quotient of (i) the one month LIBOR rate, divided by (ii) the difference of one minus the stated maximum reserve percentage to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities; and (b) 1.00%.

The Credit Facility has a five-year term, maturing on August 21, 2024, and is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries.

The Financing Agreement includes usual and customary mandatory prepayment provisions for transactions of this type that are triggered when the outstanding Loans under the Credit Facility exceed the Borrowing Base. Amounts advanced under the Credit Facility may be prepaid in whole or part and reborrowed; provided that, if there is a permanent reduction in the total Credit Facility commitment (which may not occur), an additional premium will be payable as follows:

•	During the period beginning on the Effective Date and ending on the first anniversary of the Effective Date, an amount equal to (i) the total amount of interest that would have otherwise been payable on the amount of the commitment reduction from the date of reduction until the first anniversary of the Effective Date plus (ii) 5.0% of the amount of such permanent reduction.

•	During the period beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date, an amount equal to 5.0% of the amount of such permanent reduction.

•	During the period beginning on the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date, an amount equal to 3.0% of the amount of such permanent reduction.

•	During the period beginning on the third anniversary of the Effective Date and ending on the fourth anniversary, an amount equal to 2.0% of the amount of such permanent reduction.

If an acceleration of the Credit Facility, the termination of the Credit Facility, or the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the obligations under the Credit Facility in any insolvency proceeding, foreclosure or deed in lieu of foreclosure or the making of a distribution of any kind in any insolvency proceeding in full or partial satisfaction of the obligations under the Credit Facility (as more fully set forth in the Financing Agreement) occurs, an additional premium will be payable as follows:

•	During the period beginning on the Effective Date and ending on the first anniversary of the Effective Date, an amount equal to (i) the total amount of interest that would have otherwise been payable on the amount of the principal prepayment and/or commitment reduction from the date of prepayment and/or reduction until the first anniversary of the Effective Date plus (ii) 5.0% of the sum of (x) the aggregate amount of all principal and interest as of the date of such event and (y) the aggregate amount of undrawn revolving credit commitments immediately prior to such date.

•	During the period beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date, an amount equal to 5.0% of the sum of (x) the aggregate amount of all principal and interest as of the date of such event and (y) the aggregate amount of undrawn revolving credit commitments immediately prior to such date.

•	During the period beginning on the second anniversary of the Effective Date and ending on the third anniversary of the Effective Date, an amount equal to 3.0% of the sum of (x) the aggregate amount of all principal and interest as of the date of such event and (y) the aggregate amount of undrawn revolving credit commitments immediately prior to such date.

•	During the period beginning on the third anniversary of the Effective Date and ending on the fourth anniversary, an amount equal to 2.0% of the sum of (x) the aggregate amount of all principal and interest as of the date of such event and (y) the aggregate amount of undrawn revolving credit commitments immediately prior to such date.

The Financing Agreement also contains customary representations and warranties, affirmative and negative covenants, including a financial covenant requiring certain minimum availability, and events of default.

The foregoing description of the Financing Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by the full text of the Financing Agreement, a copy of which is attached as exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreement, Warrants and Registration Rights Agreement

Also on August 21, 2019, in connection with, and as a condition to the consummation of, the Credit Facility, the Company entered into a subscription agreement (the “Subscription Agreement”) with Monroe Capital Private Credit Fund III LP, Monroe Capital Private Credit Fund III (Unleveraged) LP, Monroe Private Credit Fund A LP, Monroe Capital Private Credit Fund I LP, Monroe Capital Private Credit Fund VT LP and Monroe Capital Fund O, LLC (collectively, the “Subscribers”), pursuant to which the Company issued to the Subscribers warrants (the “Monroe Warrants”) to purchase up to an aggregate of 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Monroe Warrant Shares”), at an exercise price of $4.25, being the arithmetic average of the closing price of the Company’s Common Stock for the 10 consecutive trading days prior to the date of issuance (subject to customary adjustment upon subdivision or combination of the Common Stock). The Monroe Warrants are immediately exercisable and may be exercised at any time, and from time to time, on or before the fifth anniversary of the date of issuance. The Monroe Warrants include a “blocker” provision that, subject to certain exceptions described in the Monroe Warrant, prevents the Subscribers from exercising the Monroe Warrants to the extent such exercise would result in a Subscriber together with certain affiliates owning in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such exercise.

In connection with the Credit Facility and the Subscription Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the Monroe Warrant Shares issuable to the Subscribers upon exercise of the Monroe Warrants.

The foregoing descriptions of the Subscription Agreement, the Monroe Warrants and the Registration Rights Agreement are summaries only, do not purport to be complete, and are qualified in their entirety by the full text of these documents, copies of which are attached as Exhibits 10.2, 4.1 and 4.2, respectively, and incorporated herein by reference.

Exchange Agreement, New Senior Note and Warrants

Also on August 21, 2019, the Company entered into an exchange agreement (the “Exchange Agreement”) with HB Sub Fund II LLC (“HB Sub Fund”), in order to (x) amend and waive certain provisions of that certain Securities Purchase Agreement, dated as of April 29, 2019, by and between the Company and the investors party thereto (as amended, the “Securities Purchase Agreement”), and that certain senior note issued pursuant to the terms of the Securities Purchase Agreement in the aggregate principal amount of $21.3 million (as amended, the “Existing HB Note”) and (y) exchange the Existing HB Note for (i) a new senior note for the same aggregate principal amount as the Existing HB Note (the “New HB Note”) and (ii) a warrant (the “HB Warrant”) to purchase up to 650,000 shares of the Company’s Common Stock (the “HB Warrant Shares”) at an exercise price of $4.25, being the arithmetic average of the closing price of the Common Stock for the 10 consecutive trading days prior to the date of issuance (subject to customary adjustment upon subdivision or combination of the Common Stock).

Similar to the terms of the Existing HB Note, the New HB Note matures on October 30, 2020 (the “Maturity Date”), subject to HB Sub Fund’s right to extend the Maturity Date, at which time the Company must pay HB Sub Fund an amount in cash representing 120% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges. Similar to the terms of the Existing HB Note, the New HB Note will not bear interest except upon the occurrence (and during the continuance) of an Event of Default (as such term is defined in the New HB Note), in which case the New HB Note will bear interest at a rate of 18.0% per annum (the “Default Rate”).

Similar to the terms of the Existing HB Note, the New HB Note is redeemable by the Company (i) on or prior to October 30, 2019 at an amount equal to 112% of the outstanding principal and any accrued interest or late charges, (ii) from October 30, 2019 through, and including, February 28, 2020 at an amount equal to 115% of the outstanding principal and any accrued interest or late charges, and (iii) from February 28, 2020 through, and including, the Maturity Date at an amount equal to 120% of the outstanding principal and any accrued interest or late charges.

The New HB Note includes customary affirmative and negative covenants, including a limitation on the Company’s ability to incur additional indebtedness, subject to certain permitted exceptions. The New HB Note includes customary events of default including, among others, payment defaults, breach of covenant defaults, bankruptcy and insolvency defaults, cross defaults with certain indebtedness, a change of control default, judgment defaults, and inaccuracies of representations and warranties defaults. Similar to the terms of the Existing HB Note, HB Sub Fund may require the Company to redeem, upon the occurrence of an event of default, all or a portion of the New HB Note at a redemption premium of 135% of the outstanding principal and any accrued interest or late charges. Similar to the terms of the Existing HB Note, any amount of principal or other amounts due to HB Sub Fund under Securities Purchase Agreement or the New HB Note that is not paid when due (except to the extent such amount is simultaneously accruing interest at the Default Rate) will result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 18.0% per annum from the date such amount was due until the same is paid in full.

The HB Warrant is immediately exercisable and may be exercised at any time, and from time to time, on or before the fifth anniversary of the date of issuance. The HB Warrant includes a “blocker” provision that, subject to certain exceptions described in the HB Warrant, prevents HB Sub Fund from exercising the HB Warrant to the extent such exercise would result in HB Sub Fund together with certain affiliates beneficially owning in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such exercise.

The foregoing descriptions of the Exchange Agreement, the New HB Note and the HB Warrant are summaries only, do not purport to be complete and are qualified in their entirety by the full text of these documents, copies of which are attached as Exhibits 10.3, 4.3 and 4.4, and incorporated herein by reference.

The representations, warranties and covenants contained in the agreements described in Item 1.01 of this Current Report on Form 8-K are not intended to be a source of factual, business or operational information about the Company; were made only for purposes of such agreements and as of specific dates; were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 1.02. Termination of a Material Definitive Agreement.

        Upon consummation of the Credit Facility, on the Effective Date, the Company used a portion of the Initial Loan proceeds to pay in full all amounts due under that certain Loan and Security Agreement, dated as of November 6, 2017, by and among Gerber Finance Inc. (“Gerber”), the Company, and KIM International Corporation, a California corporation (as amended, the “Gerber Financing Agreement”). The Gerber Financing Agreement provided for a secured revolving credit facility in the aggregate principal amount of $8.0 million. As of the Effective Date, the Company has no further financial obligations under the Gerber Financing Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Facility and the New HB Note is incorporated by reference into Item 2.03 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Monroe Warrants, the Monroe Warrant Shares, the HB Warrant and the HB Warrant Shares is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The issuance of the Monroe Warrants, the Monroe Warrant Shares, the HB Warrant and the HB Warrant Shares are intended to be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On August 21, 2019, the Company issued a press release regarding the Credit Facility. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Monroe Warrant

4.2	Registration Rights Agreement, dated as of August 21, 2019, by and among KushCo Holdings, Inc. and the investors listed therein

4.3	Senior Note to HB Sub Fund II LLC

4.4	Warrant to HB Sub Fund II LLC

10.1	Financing Agreement, dated as of August 21, 2019, by and among Kim International Corporation and each of its parent and subsidiaries listed as a borrower, as Borrowers, each subsidiary of Borrowers listed as a guarantor, as Guarantors, the lenders from time to time a party thereto, as Lenders, and Monroe Capital Management Advisors, LLC, as Administrative Agent and Collateral Agent

10.2	Subscription Agreement, dated as of August 21, 2019, by and among KushCo Holdings, Inc. and the subscribers listed therein

10.3	Exchange Agreement, dated as of August 21, 2019, by and among KushCo Holdings, Inc. and HB Sub Fund II LLC

99.1	Press Release issued by KushCo Holdings, Inc. on August 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

August 22, 2019	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer